UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 12, 2009

OVERLAND STORAGE, INC.

(Exact name of registrant as specified in its charter)

California	000-22071	95-3535285
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4820 Overland Avenue, San Diego, California 92123

(Address of principal executive offices, including zip code)

(858) 571-5555

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On February 12, 2009, Overland Storage, Inc. (the “Company”) received a Nasdaq Staff Deficiency Letter (the “Nasdaq Letter”) indicating that, based on the Company’s shareholders’ equity as reported in its Quarterly Report on Form10-Q for the period ended December 28, 2008, the Company does not comply with the minimum shareholders’ equity requirement of $10 million for continued listing on The Nasdaq Global Market as set forth in Nasdaq Marketplace Rule 4450(a)(3). The Nasdaq Letter provides the Company 15 calendar days from the date of the letter to submit a plan to regain compliance, or, alternatively, to elect to transfer listing of its common stock to The Nasdaq Capital Market provided the Company meets the criteria for continued listing on The Nasdaq Capital Market other than the minimum bid price requirement.

After considering the alternatives, the Board of Directors has determined to request transfer to The Nasdaq Capital Market, and the Company intends to file a transfer application no later than February 27, 2009. The Company believes, based on its December 28, 2008 balance sheet and other quantitative data available at this time, that it satisfies the applicable quantitative continuing listing requirements for inclusion in The Nasdaq Capital Market. If Nasdaq approves the transfer application, the transfer is expected to occur nine calendar days following Nasdaq’s receipt of the transfer application. However, there can be no assurance that the Company’s transfer application will be approved. If it is not approved, the Company would consider alternatives at that time.

The Nasdaq Capital Market is one of the three tiers for Nasdaq-listed securities and includes over 400 companies. Companies listed on The Nasdaq Capital Market must adhere to the same corporate governance standards applicable to companies listed on The Nasdaq Global Market. The Nasdaq Capital Market operates in substantially the same manner as The Nasdaq Global Market and following transfer the Company’s shares will continue to trade under the symbol “OVRL”.

On February 19, 2009, the Company issued a press release disclosing the receipt of the Nasdaq letter described above.

This Form 8-K includes forward-looking statements that reflect management’s current views of future events including statements regarding the Company’s ability to comply with the requirements under the Nasdaq Marketplace Rules. Actual results may differ materially from the forward-looking statements due to a number of important factors, including, but not limited to, Nasdaq’s discretionary authority to approve or deny a transfer application to The Nasdaq Capital Market even if the Company satisfies the quantitative listing requirements and risks relating to the Company’s ability to maintain compliance with such market’s continued listing requirements. Other risks affecting the Company are detailed from time to time in the Company’s periodic reports filed with the SEC. These forward-looking statements speak only as of the date of filing of this Form 8-K and the Company undertakes no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of filing of this Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release dated February 19, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

OVERLAND STORAGE, INC.

Date: February 19, 2009	By:	/s/ Vernon A. LoForti
Vernon A. LoForti
President